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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Evolving Systems, Inc. on Form S-8 of our report dated March 4, 1997, except for
Note 7, as to which the date is February 10, 1998, appearing in Amendment No. 4 to Registration Statement No. 333-43973 of Evolving Systems, Inc.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Denver, Colorado

June 30, 1998